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                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            LIDAK PHARMACEUTICALS
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                                 [LIDAK LOGO]

June 9, 1998

Dear Lidak Shareholder:

     We have previously sent you Proxy Material relating to the Company's Annual Meeting of Shareholders scheduled for June 8, 1998. Since many of our shares are held in retail brokerage accounts and because of delays in the mail, we have not yet received the required vote on proposals 1 and 2. Therefore, we have adjourned the meeting until June 30, 1998 to allow additional time to obtain the required vote on these proposals.

     Many shareholders believe their votes are not important. On the contrary, they are vital. Regardless of the number of shares you may own, it is important they be represented.

     Please help save the Company the additional expense of any further solicitation costs by mailing your proxy and/or following these instructions below:

                      THE FASTEST WAY TO VOTE YOUR SHARES

                               VOTE BY TELEPHONE

     IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND POSTED.

     Using a touch-tone phone, call the toll-free number shown on the voting instruction form.

                         Just follow these easy steps:

        1.  Read the voting instruction form.

        2.  Call the toll free number shown on your voting instruction form.

        3. Enter your 12 digit Control Number located on your voting instruction form.

        4.  Follow the simple recorded instructions.

                            YOUR VOTE IS IMPORTANT!
                           VOTE FOR PROPOSALS 1 AND 2

     If you have already voted your proxy, please accept our thanks for your continued support. Should you have any questions or need assistance with voting, please call our proxy solicitor, Kissel-Blake, at 800-554-7733.

Sincerely,

/S/ GERALD J. YAKATAN
Gerald J. Yakatan, Ph.D.
President and CEO